                                                                   EXHIBIT 10.41
                                                                   -------------

                               SERVICE AGREEMENT
                               -----------------

     THIS SERVICE AGREEMENT ("Agreement") is made as of this __ day of May, 2001
                              ---------
("Effective Date") between Sears, Roebuck and Co. ("Sears"), a New York
  --------------                                    -----
corporation, having its principal place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179, and PCsupport.com, Inc., (the "Company"), a
                                                                -------
Nevada corporation, having its principal place of business at 3605 Gilmore Way, Third Floor, Burnaby, British Columbia, Canada V5G 4X5.

                                   Recitals
                                   --------

     WHEREAS, Sears markets and sells computers and related equipment (collectively, the "Products"), including Sears provided software ("Software")
                    --------                                        --------
and also provides service for the Products and for the Software.

     WHEREAS, the Company provides outsourced technical support services on various items including, but not limited to, the Products and Software.

     WHEREAS, Sears seeks to engage the Company as a provider of services to purchasers of the Products and Software ("Customers") and the Company is willing
                                          ---------
to provide such services under the terms of this Agreement.

     NOW, THEREFORE in consideration of the premises and the mutual covenants and promises hereinafter set forth, the parties agree as follows:

                                  Agreements
                                  ----------

1.   APPOINTMENT
     -----------

     Sears hereby designates the Company as a non-exclusive, independent service contractor to perform outsourced technical support services on the Products and Software (the "Services") in the United States of America, including Puerto Rico
               --------
(the "Territory") and the Company hereby accepts such designation.
      ---------

2.   NON-EXCLUSIVITY
     ---------------

     Sears shall have the right, in its sole discretion, to select the Company or any other service provider to perform any Service Attempt (as defined below) requested or to perform such Services or Service Attempts itself.

3.   SEARS RESPONSIBILITIES
     ----------------------

     (a) Sears shall refer, in its sole determination, any Customer who has Product or Software related problems to the web application (the "Application")
                                                                  -----------
established by the Company. The Application feature list is attached hereto as Exhibit A.

     (b) Sears shall pay for each Service Attempt made by the Company hereunder unless such Service Attempt could not be completed as a result of cause within the control of the Company. For purposes of this Agreement, a "Service Attempt" shall be defined as any attempt by the Company to a repair or diagnose a Product or Software problem as a result of a Sears referral pursuant to Section 3(a) above.

     (c) Sears hereby grants the Company a non-exclusive, royalty-free limited license for use in the Territory during the term of this Agreement only to use the following trade names, services marks and or trademarks of Sears: "Sears", "Sears, Roebuck and Co." and "Sears PC Client Care (collectively, the "Sears
                                                                       -----
Marks"). The Company may only use the Sears Marks for the following purposes:
-----
(i) for use in the world wide web domain address for the Application, (ii) for use on the Application, (iii) for use during the actual Service Attempt, (iv) to refer the Customer to Sears in the event that the Service Attempt cannot be completed, and (v) as otherwise reasonably necessary to carry out its obligations hereunder. Sears shall have the right to approve each specific use of the Sears Marks prior to its first use or prior to the implementation of a Company template that includes a Sears Mark. Except for the limited license granted in this Section, Sears shall retain any and all rights Sears may have in the Sears Marks.

     (d) Sears shall provide the Company with the following data so that the Company may verify a Customer's eligibility for Service: Customer's name, Customer's date of purchase, Product purchased, model number, and warranty/service contract expiration date and agreement number.

4.   THE COMPANY'S RESPONSIBILITIES
     ------------------------------

     (a) The Company shall perform the Services described in Exhibit A attached hereto for Customers who contact the Company through the Application and in accordance with the applicable service contract. All Service Attempts shall be performed on-line. Prior to any Service Attempt, the Company shall verify that the Customer is eligible for Service. Sears shall not be responsible for any Service Attempt performed on an ineligible Customer.

     (b) The Company shall have sole responsibility for the content of the Application. The Company shall maintain and operate the Application in accordance with industry standards for similar sites and in accordance with the service levels set forth in Exhibit D attached hereto. Sears shall have the right to approve the Application prior to its first use or prior to any material modification, addition or enhancement to the Application. If at any time Sears determines in its sole and absolute discretion that any modification, addition or enhancement to the Application implemented by the Company without Sears express written approval shall have an adverse effect on Sears image, reputation or competitive position, it may immediately revoke the limited license granted in Section 3(c) and it may immediately terminate this Agreement. Except as set forth in Section 4(c), the Company shall use all commercially reasonable efforts to make any other modification, addition or enhancement to the Application requested by Sears from time to time. Sears acknowledges that the Application that has been previously reviewed by Sears is acceptable for use during the Pilot Period (as such term is defined below).

     (c) The Company shall use its best efforts to make any modification, addition or enhancement to the Application requested by Sears from time to time in order to meet the service levels described in Exhibit D. The previous sentence notwithstanding, in the event that the Company materially fails to meet any service level described on Exhibit D for seven (7) consecutive days after formal written notice by Sears, Sears may immediately terminate this Agreement, provided that Sears provides reasonably accurate forecasts of the actual numbers of users of the Services and the usage incident rate. Where there is a material difference between the forecasted number of users or the usage incident rate and the actual number of users or the usage incident rate, the Company will have thirty (30) days after formal notification by Sears of such change in which to meet the service levels described in Exhibit D.

     (d) At its own expense, the Company shall make available training materials and facilitate training for Sears employees as reasonably required to enable the Sears associates to refer Product and Software related problems to the Company.

     (e) For each completed Service Attempt, the Company shall provide the information contained in the reports described on Exhibit B attached hereto and any other information reasonably requested by Sears from time to time. For any failed Service Attempt, the Company shall advise the Customer to contact Sears directly and the Company shall provide Sears with the relevant information immediately via electronic mail or any other mutually acceptable method.

     (f) The Company shall not be responsible for collecting or retaining any charges on behalf of Sears for any Service preformed hereunder.

     (g) The Company shall in good faith assist Sears in developing a matrix for measuring Customer satisfaction.

     (h) The Company represents and warrants to Sears that its website (including the Application) does not and will not contain any content that infringes on or violates any applicable law, rule or regulation, or any proprietary right or intellectual property right of any third party or which is obscene, defamatory or offensive and that it shall comply with all applicable laws, rules and regulations with respect to its website and the Application.

     (i) The Company hereby grants to Sears a non-exclusive, royalty-free limited license for use in the Territory only to use the following tradenames, services marks and or trademarks of the Company: PCsupport.com, Globalreplace.com, PCreplace.com,

PDAsupport.com, PCsupportcenter.com, PCsupportcenter.net, PCrestore.com, FirstHelp, FirstHelp.com, FirstHelp.net, FirstHelp.org, 1/st/help, 1/st/help.com, 1/st/help.org, 1/st/help.net, MyHelpDesk, MyHelpDesk.com, MyHelpDesk.net, MyHelpDesk3.0 and MyHelpDesk.org, (collectively, the "Company
                                                                      -------
Marks"). Sears may only use the Company Marks to refer Customers to the
-----
Application and in connection with the Services provided by the Company pursuant to this Agreement. Except for the limited license granted in this Section, the Company shall retain any and all rights the Company may have in the Company Marks.

     (j) The Company represents and warrants to Sears that upon the Effective Date, during the duration of this Agreement, and for the period during which Company performs the Services for Sears Customers, the Application and any and all other Company-developed or third party software used by Company to provide the Services to Sears Customers ("Services Software") hereunder shall (1) at all
                                  -----------------
times remain free of Unauthorized Code, and (2) shall not introduce Unauthorized Code into the computer systems of Sears Customers who have contracted with Sears to receive the benefits of the Services. For purposes of this Agreement, "Unauthorized Code" means any computer virus, worm, trap door, back door, timer,
 -----------------
counter, software locks or other such limited routine, instruction or design, harmful programs or data incorporated into the Application or Services Software used by Company to provide the Services to Sears Customers which (1) irretrievably destroys, damages, makes temporarily or permanently inoperable, and/or erases the computer hardware (and/or any computer peripherals), software, data media, or stored data of Sears Customers (collectively, "Customer
                                                              --------
Systems"); (2) allows for unauthorized access by third parties to such Customer
-------
Systems; or (3) at any time other than in the performance of its Services, otherwise disrupts or prevents (i) the normal operation of the Customer Systems, and/or (ii) the access to and the use of the Customer Systems by such Sears Customers.

5.   SEARS CHARGES
     -------------

     (a) The Company shall charge Sears the applicable rates set forth on Exhibit C attached hereto. Sears shall prepay in accordance with the schedule set forth on Exhibit C.

     (b) The Company shall invoice Sears in accordance with Exhibit C. All disputed claims shall be resolved within ninety (90) days from receipt of invoice in accordance with Section 14.

     (c) Sears shall be responsible for the collection and payment of all applicable United States sales taxes in the Territory. The Company warrants that there are no sales or value-added taxes applicable in Canada on the Services delivered into the United States.

     (d) The Company shall keep and maintain accurate books of account and records covering all transactions relating to this Agreement. Sears or its designee shall be entitled to (i) audit and inspect such books and records at Sears expense at any time during or up to five (5) years after the termination of the Agreement during reasonable business hours and upon three (3) days prior written notice to Company, and (ii) make copies and summaries of such books and records. The Company shall retain all such books of account and records for a minimum of five (5) years after termination of this Agreement. If a Sears duly authorized representative discovers a deficiency in the monies charged by the Company for any period under audit (an "Audit Deficiency"), the Company shall
                                        ----------------
promptly pay such Audit Deficiency to Sears unless such amounts are reasonably disputed by the Company. In the event, the Company, or its authorized representative, conducts its own audit, Sears at its sole election, may have access to and make copies of all reports and documentation generated from such audit in lieu of conducting its own audit. Sears shall be charged for such reasonable costs incurred while reproducing any reports or documentation.

6.   WARRANTIES
     -----------

     (a) If the Company is notified during the thirty (30) day period beginning on the date that any particular Service Attempt was completed (the "Warranty
                                                                    --------
Period") that the Product or Software still requires Service, the Company will
------
arrange for the necessary Service to be made without additional charges to either the Customer or Sears. A new Warranty Period shall commence upon the completion of this follow-up Service Attempt.

     (b) The Company shall ensure that each Sears Customer to whom Company provides Services shall (i) be the holder of a valid Sears Service Contract or warranty, (ii) first execute or otherwise effectively accept and be bound by a legally enforceable contract for the Services and the use of the Application in the form and substance reasonably satisfactory to both parties ("Customer
                                                                 --------
Contract Form"). Neither Sears, Company nor their respective employees, agents,
-------------
contractors or subcontractors shall offer to Sears Customers warranties or representations with respect to the Company's Services which would obligate or otherwise bind such parties beyond any warranty or representation expressly set forth in such mutually-approved Customer Contract Form.

7.   TERM, TERMINATION AND RENEWAL
     -----------------------------

     (a) This Agreement shall become effective on the Effective Date and shall continue in force and effect thereafter for three (3) years. Sears reserves the right to extend this Agreement for two (2) additional one (1) year periods at Sears sole and exclusive option. In addition, unless explicitly stated otherwise herein, either party may terminate this Agreement due to a material breach of any provision hereof; provided that the breaching party shall have thirty (30) days to cure upon notice of such breach. The termination of this Agreement shall not affect or impair the obligations of Sears to pay the Company for Services performed prior to termination and the rights and obligations of the parties under Sections 6, 9, 10, 12 and 15 of this Agreement shall survive any such termination.

     (b) In the event that this Agreement is terminated for any reason before the Company has completed all the Services Attempts for which Sears has prepaid in accordance with Exhibit C or Sears no longer offers the Services to Customers, the Company shall immediately refund any unused portion of such prepaid amount.

8.   PILOT PERIOD
     ------------

     (a) The Company will implement the Services within 14 days of the Effective Date (the "Implementation Date"). The period commencing on the Implementation
           -------------------
Date and ending on the earlier of the date 45 days thereafter or the date on which the four hundredth to one thousandth Customer at Sears option is referred to the Application pursuant to Section 8(b) below shall be known as the "Pilot
                                                                         -----
Period".
------

     (b) During the Pilot Period, certain Sears associates shall refer Customers who require Service to the Application. The Company shall provide the Application with a separate domain name (which domain name shall be different then the domain name described in Section 8(c)) in order to provide Service for these Customers.

     (c) During the Pilot Period, the Sears voice response unit ("VRU") after
                                                                  ---
normal working hours local time shall refer Customers who require Service to the Application. The Company shall provide the Application with a separate domain name in order to provide Service for these Customers.

     (d) Within ten (10) days of the Effective Date, Sears shall pay the Company [+] as payment in full for all Services performed by the Company as a result of any referral pursuant to Sections 8(b) or 8(c).

     (e) Both parties shall use their best efforts during the Pilot Period to capture all relevant data that will allow Sears to make a determination whether or not to terminate the Agreement.

     (f) Sears may terminate this Agreement with or without cause for any reason whatsoever within thirty (30) days of the end of the Pilot Period by the sending the Company a formal written notice.

9.   INDEMNITY BY SEARS
     ------------------


_____________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

     Sears shall release, indemnify, and defend the Company and its affiliates, subsidiaries, officers, directors, employees and agents and hold them harmless, from and against all claims, complaints, fines, penalties, causes of action, liabilities, judgments, losses, costs, damages of every kind and character, and expenses including reasonable attorneys' fees, (collectively, "Sears Claims") to
                                                               ------------
the extent they are proximately caused by, or proximately result from: (A) a breach of or default under any covenant or provision of this Agreement by Sears,
(B) any actual or alleged improper service on any Product or Software covered by this Agreement by Sears or its officers, employees, or technicians, or (C) the negligent acts or omissions or willful misconduct by Sears or its officers, employees, or technicians. Sears shall, at its own option and expense, take control of any Sears Claim and engage counsel of its own choice to defend any Sears Claim.

10.  INDEMNITY BY THE COMPANY
     ------------------------

     The Company shall release, indemnify and defend Sears and its affiliates, subsidiaries, officers, directors, employees and agents and hold them harmless, from and against any and all claims, complaints, fines, penalties, causes of action, liabilities, judgments, losses, costs, damages of every kind and character, and expenses, including reasonable attorneys' fees, (collectively, "Company Claims") to the extent same are proximately caused by, or proximately
 --------------
arise out of: (A) a breach of or default under any covenant or provision of this Agreement by Company, (B) any actual or alleged defect in the Application or any Services Software, (C) the improper or defective delivery of the Services (or the failure to deliver same) to Sears Customers with whom Company has contracted to deliver the Services, (D) the negligent acts or omissions or willful misconduct of Company or its officers, employees, or technicians. The Company shall, at its own option and expense, take control of any Company Claim and engage counsel of its own choice to defend any Company Claim.

11.  INSURANCE
     ---------

     (a) The Company represents and warrants to Sears that during the entire term of this Agreement, it shall maintain and keep in full force and effect, policies of insurance meeting or exceeding the following specifications:

     (1) Crime insurance, including Employee Dishonesty and Computer Fraud coverage for theft of money or securities that Company holds, or for which Company is legally liable, arising out of the dishonest acts committed by the personnel of Company, acting alone or in collusion with others, or through the use of the Services or Company's computer systems to fraudulently cause a transfer, with aggregate coverage limits of not less than five million dollars ($5,000,000).

     (2) Commercial General Liability insurance, written on an occurrence basis, with coverage including premises/operations, contractual, personal and advertising injury, specifically including coverage for invasion of privacy rights, and products/completed operations, with aggregate coverage limits of not less than three million dollars ($3,000,000).

     (3) Professional Liability or Errors & Omissions Liability insurance with aggregate coverage limits of not less than five million dollars ($5,000,000).

     (4) The Company warrants that all of its employees are covered by statutory compensation programs in the jurisdiction in which they are employed.

     (b) Sears shall be listed as an additional insured on each insurance policy or bond required under Sections 11(a)(1), 11(a)(2) and 11(a)(3) effective as of the first date of use of the Services by Sears Customers, to the extent applicable. Such insurance shall be purchased from companies reasonably acceptable to Sears. Policies of insurance shall provide that they will not be canceled or materially changed without at least thirty (30) days prior written notice to Sears. Certificates of insurance evidencing coverage shall be submitted in advance of or concurrent with the execution of this Agreement, and on each insurance policy renewal thereafter. Company shall, at Sears request, provide specimen copies of requested insurance policies. If Company does not provide Sears with such certificates of insurance, or, in Sears opinion, reasonably reached in good faith, such policies do not afford adequate protection for Sears, then Sears will so advise Company. In the event that Company does not procure policies and deliver certificates which are reasonably acceptable to Sears within a reasonable time after Company receives advice of Sears opinion, then Sears may terminate this Agreement, without penalty, upon thirty (30) days prior written notice, during which notice period Company shall be permitted to attempt to cure such default. Any approval by Sears of any of Company's insurance policies shall not relieve Company of any obligation contained in this Agreement.

12.  CONFIDENTIALTY
     --------------

     (a) The terms and conditions of that certain letter agreement, dated January 10, 2001 shall remain in full force and effect during the term of this Agreement. To the extent that any provision of such agreement conflicts with this Section 12, this Section 12 shall control.

     (b) The Company agrees that all information about individual Customers provided by the Customer/Sears to the Company, including but not limited to names, addresses, telephone numbers, account numbers, Customer lists, and demographic, financial and transaction information ("Confidential Personal
                                                     ---------------------
Information"), shall be deemed confidential.
-----------

     (c) The Company shall use Confidential Personal Information only as necessary to perform the Services and its other obligations under this Agreement. The Company shall not duplicate or incorporate the Confidential Personal Information into its own records or database, except as necessary to permit the Company to provide the

Services and fulfil its obligations to Sears under this Agreement. The Company shall restrict disclosure of Confidential Personal Information to its employees who have a need to know such information to perform the Services and who have first agreed to be bound by the terms of this Section 12. The Company shall require its authorized agents and subcontractors who are performing its obligations hereunder to execute a document stating such agreement. The Company is liable for any unauthorized disclosure or use of Confidential Personal Information by any of its employees.

     (d) The Company shall not disclose the Confidential Personal Information to any third party, including an affiliate of the Company or a permitted subcontractor, without prior written consent of Sears and the written agreement of such third party to be bound by the terms of this Section 12. Unless otherwise prohibited by law, the Company shall (i) immediately notify Sears of any legal process served on the Company for the purpose of obtaining Confidential Personal Information and (ii) permit Sears adequate time to exercise its legal options to prohibit or limit such disclosure.

     (e) The Company shall establish and maintain written policies and procedures designed to ensure the confidentiality of the Confidential Personal Information. Copies of such policies and procedures shall be provided to Sears upon our request.

     (f) Within ten days following termination of this Agreement, the Company shall, at Sears discretion, (i) return the Confidential Personal Information to Sears or (ii) certify in writing to Sears that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

     (g) The Company shall notify Sears promptly upon the discovery of the loss, unauthorized disclosure or unauthorized use of the Confidential Personal Information and shall indemnify Sears and hold Sears harmless for such loss, unauthorized disclosure or unauthorized use, including attorney's fees.

     (h) The Company shall permit Sears to audit the Company's compliance with the provisions of this Section 12 at any time during the Company's regular business hours.

     (i) A breach of this Section 12 shall be grounds for immediate termination of this Agreement.

     (j) In addition to any other rights Sears may have under this Agreement or in law, since unauthorized use or disclosure of the Confidential Personal Information may result in immediate and irreparable injury to Sears for which monetary damages may not be adequate, in the event the Company or any officer, director, employee, agent or subcontractor of the Company uses or discloses or in Sears sole reasonable opinion, any such party is likely to use or disclose the Confidential Personal Information in breach of the Company's obligations under this Agreement, Sears shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance.

Sears shall also be entitled to the recovery of any pecuniary gain realized by the Company from the unauthorized use or disclosure of the Confidential Personal Information.

     (k) The provisions of this Section 12 shall survive the termination of this Agreement.

13.  UNAVOIDABLE DELAYS
     ------------------


     Neither party shall be liable to the other party for any failure to perform or for delay in performance of its obligations hereunder caused by circumstances beyond its reasonable control, including, but not limited to, fire, flood, earthquake, war, insurrection, riot, sabotage, epidemic, labor disputes, labor shortages, shortage of materials, acts of God, acts of any government or agency thereof or judicial action.

14.  NOTICES
     -------

     All notices given with respect to this Agreement shall be in writing and given by personal delivery, courier service, or by certified or registered mail with postage prepaid and return receipt requested or by telecopy, electronic or digital transmission. Such notices, if sent by mail, shall be deemed to have been given two (2) business days after they are placed in the mail postage prepaid, any notice sent via courier service shall be deemed given one (1) business day after being deposited with a reputable overnight courier service for guaranteed next business day delivery, and any notice transmitted by telecopy, electronic or digital transmission shall be deemed given when transmitted. Notices given by the Company shall be addressed to Sears at:

                              SEARS, ROEBUCK AND CO.
                              Product Repair Services
                              3333 Beverly Road
                              Hoffman Estates, Illinois 60179
                              Attn: President - Product Repair Services

With a copy to:               SEARS, ROEBUCK AND CO.
                              Law Department
                              3333 Beverly Road
                              Hoffman Estates, Illinois 60179
                              Attn: Deputy General Counsel - Services

or to such other address as Sears by written notice to the Company shall specify. Notices given by Sears shall be addressed to the Company at:

                              PCSUPPORT.COM, INC.
                              Contracts Administration,
                              Suite 300 - 3605 Gilmore Way,
                              Burnaby, BC, V5G 4X5

                                              Attention: Contracts Administrator

or to such other address as the Company by written notice to Sears shall specify.

15.  ALTERNATIVE DISPUTE RESOLUTION
     ------------------------------

     (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to breach, termination or validity of this Agreement, as follows. In the event of a dispute (the "Dispute") that cannot be resolved in
                                         -------
the normal course of business, project managers of both parties, at levels at least one step above the project personnel who have previously been involved in the Dispute, shall meet at a mutually acceptable time and place within fourteen
(14) days after delivery of a written notice by either party requesting such a meeting, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the project managers are not able to resolve the Dispute within thirty (30) days of their initial meeting, or if the parties fail to meet within the fourteen-day period referred to above, the Dispute shall be referred to senior executives of both parties who have authority to settle the Dispute. The senior executives will meet for negotiations within fourteen (14) days of the end of the thirty-day period referred to above (or if applicable, the fourteen-day period referred to above), at a mutually agreed time and place.

     (b) If the matter has not been resolved within sixty (60) days from the referral of the Dispute to senior executives, the Dispute shall be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association Rules for Commercial Arbitration by one (1) arbitrator to be mutually agreed upon. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction of the dispute. The place of arbitration shall be Seattle, Washington. The costs of arbitration shall be shared equally by the parties.

     (c) All negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and the applicable state rules of evidence.

     (d) The procedures specified in this Section shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid immediate and irreparable damage. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section. All applicable statutes of limitation shall be tolled while the procedures specified in this Section are pending. The parties will take such action, if any, required to effectuate such tolling.

15.  MISCELLANEOUS
     -------------

     (a)  PROJECT PERSONNEL. Each party shall appoint a project manager. As of
          -----------------
the date hereof, the Company project manager shall be Bruce McDonald and the Sears project manager shall be Ray Mahaffey. Either party may change its project manager by providing thirty (30) days written notice.

     (b)  PUBLICITY. Except as noted herein, neither party shall use the other
          ---------
party's name or reveal the existence of this Agreement in any product manuals, product warranties, advertising, promotional activities, publicity releases or any other literature of similar nature, or in any other manner, and will refrain from making any reference to this Agreement or to the other party's name in the solicitation of business, unless the other party gives its written approval and consent to such action.

     (c)  RELATIONSHIP. The only relationship of the parties created by this
          ------------
Agreement is that of independent contractors. Nothing contained in or performed pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture. Except as otherwise expressly provided in this Agreement, neither party shall become bound by a representation, act or omission of the other party.

     (d)  GOVERNING LAW. This Agreement shall be interpreted and governed by the
          -------------
law of the State of New York, without regard to conflict of law principles.

     (e)  WAIVER. No waiver of any provision or breach shall be implied by
          ------
failure to enforce any rights or remedy herein provided, and no expressed waiver shall affect any provision or breach other than that to which the waiver is applicable and only for that occurrence.

     (f)  CUMULATIVE REMEDIES. All rights and remedies provided herein are
          -------------------
cumulative, and the exercise of any such right or remedy shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

     (g)  SEVERABILITY. The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect or impair the enforcement of any other provision, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (h)  ASSIGNMENT. Neither party to this Agreement may assign this Agreement
          ----------
or its rights or obligations hereunder without the prior written consent of the other party; provided, however that nothing in this provision or this Agreement shall prohibit either party from assigning its rights or obligations hereunder to an affiliate or subsidiary, nor in the event of an acquisition or merger in which all or substantially all of the assets are transferred to another party.

     (i)  BINDING EFFECT. This Agreement shall be binding upon and insure to the
          --------------
benefit of the parties hereto and their respective successors and assigns, subject to the restrictions of Section 15(h).

     (j)  HEADINGS. The headings in this Agreement have been placed thereon for
          --------
convenience of the parties and shall not be used to interpret this Agreement.

     (k)  ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and
          ----------------
understanding between the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement may not be supplemented, modified or amended except by written instrument signed by a duly authorized officer of the Company and by a duly authorized officer of Sears.

     IN WITNESS WHEREOF, the parties have executed this Agreement on or as of the date first above written.


                                      SEARS, ROEBUCK AND CO.



                                      By:/s/ Mark Good
                                         ---------------------------------------
                                         Name: Mark Good
                                         Title: President, Product Repair
                                                Services



                                      PCSUPPORT.COM, INC.



                                      By:/s/Michael McLean
                                         ---------------------------------------
                                         Name: Michael McLean
                                         Title: President and Chief Executive
                                                Officer

                                   EXHIBIT A

                 MYHELPDESK APPLICATION DETAILED FEATURE LIST

      -------------------------------------------------------------
          Service                  Feature              Included
          Category
      -------------------------------------------------------------
         Automated
            Help
      -------------------------------------------------------------
                         Disk Maintenance Utilities      Future
      -------------------------------------------------------------
         Self Help
      -------------------------------------------------------------
                         FirstHelp                         Yes
      -------------------------------------------------------------
                         Content Database                  Yes
      -------------------------------------------------------------
                         Content Filtering               Future
      -------------------------------------------------------------
                         Personalized Help Desk          Future
      -------------------------------------------------------------
                         Promotion Engine                Future
      -------------------------------------------------------------
                         Relevancy Feedback              Future
      -------------------------------------------------------------
                         Session History                   Yes
      -------------------------------------------------------------
       Assisted Help
      -------------------------------------------------------------
                         Email with an Expert              Yes
      -------------------------------------------------------------
                         Chat with an Expert               Yes
      -------------------------------------------------------------
                         Desktop Sharing                   Yes
      -------------------------------------------------------------
                         Telephone Support                 No
      -------------------------------------------------------------
            User
         Management
      -------------------------------------------------------------
                         Data Harvest                    Future
      -------------------------------------------------------------
                         ECommerce Engine                  No
      -------------------------------------------------------------
                         License Key Engine                Yes
      -------------------------------------------------------------
                         Branding Engine                   Yes
      -------------------------------------------------------------
          Incident
         Management
      -------------------------------------------------------------
                         Integrated Live Support           Yes
      -------------------------------------------------------------
                         Incident Tracking                 Yes
      -------------------------------------------------------------
                         Internal Knowledge Base         Future
      -------------------------------------------------------------
                         Reporting                         Yes
      -------------------------------------------------------------

I.   Feature Descriptions

Disk Maintenance              Standard tools to increase the performance of a
                              user's hard drive.

FirstHelp First               Help is a resource directory that indexes over
                              16,000 Internet resources sorted by product. There are over 2,200 software and hardware products supported. These self-help resources are verified and expanded daily.

Content Database              A significant collection of how-to's, tips, bugs,
                              and tutorials are available to address some of the most common PC support issues. This content is also sorted by product and continues to grow in breadth and depth daily.

Content Filtering             A filtering mechanism allows the selection of
                              products covered by the resources and content to be tailored for each implementation. Each customer may choose a specific subset of products to support for their particular implementation. This reduces the amount of potentially distracting material that end-users might come across when searching for help.

Personalized Help Desk        A personalized help desk engine allows users to
                              select specific products that they use regularly to be part of their personalized help desk. This provides easy "one-click" access to resources for their most often used applications or hardware components. Users can select from any of the products supported by the particular implementation they are accessing but not those excluded from the service (see Content Filtering - above).

Promotion Engine              A customizable context sensitive promotion engine
                              allows promotions, offers, reminders, or other notices to be displayed to end-users when viewing an associated product directory. For example, a user browsing the help directory for Microsoft
                              Excel, might see a notice of an upcoming company sponsored Excel productivity training course.

Relevancy Feedback            When viewing a help resource, users can provide
                              feedback on the usefulness of the resource in solving their problem.

Session History               A log of questions/problems including the resource
                              that solved the problem is maintained and available to users so they can quickly access resources that solved previous problems.

Email with an Expert          Answers to technical support inquiries by email
                              within a 4 hour turnaround time by PCsupport.com's
                              Support analysts.

Chat with an Expert           Immediate answers to technical support inquiries
                              in a text-based, real-time interactive chat session with one of PCsupport.com's Support analysts.

Desktop Sharing               Desktop Sharing of a user's desktop over the
                              Internet by one of PCsupport.com's Support analysts.

Telephone Support             Immediate answers to technical support inquiries
                              delivered over the telephone by PCsupport.com's
                              Support analysts.

Enhanced Registration         Enhanced registration provides for customizing the
                              data collected from users when they register. The type of data collected can be configured for each company and does not require coding changes to the system. Data collected can include: personal information, demographic data, system information, or any other type of data.

Data Harvesting               In addition to the Enhanced Registration
                              capabilities, system profiles can be gathered from the users computer during registration using a fully automated data-harvesting component. This component is configurable to gather information from the users machine including: OS, peripherals, applications, network settings, configuration, memory, hard drives, etc.

eCommerce Engine              The eCommerce engine supports multiple
                              subscription based packages at different prices in different currencies. It integrates with the user management system, providing entitlement data for users based on their purchases. It uses
                              PCsupport.com's eCommerce payment gateway to process credit card transactions in real time securely over the Internet using industry standard encryption technology of the highest levels.

License Key Engine            A license key system allows user entitlement to be
                              handled via license keys or promotional codes rather than using the eCommerce engine. Users simply enter a valid key on the PC Support
                              Application to obtain access to the agreed upon services. License keys or promotional codes are easily created by PCsupport.com to distribute to companies as necessary.

Branding Engine               The branding engine allows for customer logos to
                              be added to the PC Support Application easily.

Integrated Live Support       Integrated email, chat and telephone solutions
                              allow a group of agents to deal with both types of requests using a single integrated incident management solution. The live support tools provide the ability to quickly reference a users incident history as well as push helpful content to users (i.e. URL's or KB articles).

Incident Tracking             A holistic incident tracking system allows
                              incidents to persist in the system until they are resolved, which may include a variety of customer interactions or agent activities. Incidents can be assigned to and later transferred among agents.
                              Users can view their own incident history and refer to past case numbers when re-engaging a live support agent. Time spent on each incident activity is recorded and summed when the incident is closed.

Knowledgebase                 A knowledgebase that is integrated with the live
                              support tools allows agents to easily and quickly publish knowledgebase articles from scratch or using a live support incident as a catalyst.

Reporting                     A variety of reports are available quickly and
                              readily to administrators including: incident data, agent activity data, knowledge base data, and user data.

                              EXHIBIT B - REPORTS

The following reports and data are made available.

II.    Problem Summary Report

    -----------------------------------------------------------------
     #        Data Reported
    -----------------------------------------------------------------
     1        New Problems Generated
    -----------------------------------------------------------------
     2        Model and Serial Number
    -----------------------------------------------------------------
     3        New Problems Marked as Resolved
    -----------------------------------------------------------------
     4        Prior Problems Marked as Resolved
    -----------------------------------------------------------------
     5        Total Problems In-Progress as of date
    -----------------------------------------------------------------
     6        Problems Resolved Using Self Help
    -----------------------------------------------------------------
     7        Problem Resolved Using Email
    -----------------------------------------------------------------
     8        Problems Resolved Using Chat
    -----------------------------------------------------------------
     9        Problems Resolved Using Phone
    -----------------------------------------------------------------
     10       Total Support Actions
    -----------------------------------------------------------------
     11       Average Actions Per New Problem
    -----------------------------------------------------------------
     12       Self Help Actions
    -----------------------------------------------------------------
     13       Emails
    -----------------------------------------------------------------
     14       Chats
    -----------------------------------------------------------------
     15       Phone Calls
    -----------------------------------------------------------------
     16       Average Chat Duration
    -----------------------------------------------------------------
     17       Average Phone Call Duration
    -----------------------------------------------------------------

III.   SLA Report

    -----------------------------------------------------------------
     #        Data Reported
    -----------------------------------------------------------------
     1        First Contact Resolution Rate
    -----------------------------------------------------------------
     2        Average Email Response Time
    -----------------------------------------------------------------
     3        [ +] Email Response Time
    -----------------------------------------------------------------
     4        Average Chat Response Time (Hold Time)
    -----------------------------------------------------------------
     5        Maximum Chat Response Time
    -----------------------------------------------------------------
     6        [+] Chat Response Time
    -----------------------------------------------------------------
     7        Chat Abandonment Rate
    -----------------------------------------------------------------

IV.    Problem Category Report

The following report data is reported for a selected date range (referred to hereafter as the "period") and summarized across all departments as well as articulated for each individual department for those organizations using the department feature.

__________________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

    -----------------------------------------------------------------
     #    Data Reported
    -----------------------------------------------------------------
     1    User Assigned Category
    -----------------------------------------------------------------
     2    Agent Assigned Category
    -----------------------------------------------------------------

                        EXHIBIT C - CHARGE FOR SERVICES

                               PRICING SCHEDULE

The pricing schedule consists of the following distinct components.

1.   Pilot Period Pricing

2.   Monthly Base Charges with overage rate per incidence

3.   Subscriber per seat Pricing Option

          1.  The Pilot Period
          --------------------

                    Both parties agree that time is of the essence and will work to capture the relevant data that will allow Sears to make a decision to execute or terminate the agreement. The criterion that Sears will use to assess the effectiveness of the trial is as follows:

                         1.   Call back comparisons from the two samples
                         2.   The truck roll comparisons from the two samples
                         3. A comparison of the labor cost associated to support the business model require by the two samples
                         4. A comparison of the parts ordered and parts used from the two samples
                         5. A comparison of the equipment that was replaced due to customer satisfaction issues from the two samples
                         6.   A customer satisfaction survey
                         7. The call duration of the control group for the test vs. the incumbent group.


          Pilot Period cost                         [ + ]


2.   Monthly Base Charges
-------------------------

Monthly Base Charge           [ + ]

Includes the following services at the stated quantities:

Service                       Quantity Included                 Overage Charge

Email                                  [ + ]                          [ + ]
Chat with a Technician                 [ + ]                          [ + ]
Desktop share                          [ + ]                          [ + ]
Self Help                              [ + ]                          [ + ]

___________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Notes:

         1. Overages shall be billed in arrears once the Quantity Included is exceeded.
         2. Monthly base charge is paid in advance, All other payments are due within thirty (30) days after invoice date.
         3. Any unused prepaid Service (as described above) may be applied in subsequent quarters.
         4. Sears reserves the right to vary, up or down, the quantity of services included in the monthly base charge to reflect business cycles upon 30 days notice.
         5.   At the request of Sears, a monthly account review will occur to set the size of the base quantities for upcoming months.
         6.   Sears and PC Support hereby agree that beginning on the tenth month following the Effective Date, all payment terms will be as follows: payment in arrears, net 30 from invoice date.

3.   Subscriber per Seat Option Charges
---------------------------------------

         Number of Users:         [ + ]
         ----------------

                                          Incident CapIncident Price
                                                      over Cap
                                          --------------------------

              Email  with an Expert

               Chat with an  Expert

                  Desktop Sharing                  [ + ]

                        Self-Help

         Price per User per Month

              Notes:
              1. Per incident fees will be applied per incident when incident volume exceeds stated incident caps.

              [ + ]





EXHIBIT D - SERVICE LEVEL AGREEMENT



_________________________
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

     1.     Network Connectivity

PCsupport.com assumes responsibility for obtaining and managing Internet connectivity for our services and will provide sufficient bandwidth server uptime to meet all performance requirements.

Bandwidth

Our website is co-located at [ + ]. Our website is fed by redundant circuits and we are capable of increasing our current bandwidth by 5x within moments, and without interruption of service. If the need arises we can dramatically increase our bandwidth, up to and including multiple OC48's.

Webservers

Our network load balancing is designed in such a manner that we can easily grow the number of webservers in our network without interrupting service. Currently, our server growth occurs when the monitored load on our webservers maintains
[ + ].
Our estimated uptime is [ + ]. The reason why we this is an estimate has nothing to do with our own ability to control up time, and has everything to do with the Internet itself and our third party ASP's. Every session between a customer and our software goes through several linkages (anywhere between 2 to 30 "hops"). Each of those linkages (or "hops") in between the customer and our ISP or ASP is beyond our control. Examples of these linkages (or hops) are things like customer ISP's, our ISP's servers, phone company's telephone switches, our third party ASP servers and their ISP connections, etc. Despite all the inherent redundancies in the Internet and with ASP's, the fact remains that every time any of those linkages fails, our ability to make our system available to Customers is compromised. We cannot guarantee up time because we cannot guarantee these linkages beyond our control.

     2.     Support Services Guidelines

We will assist the end users by providing information based on our experience and backed up by support information published by the software vendor while applying industry standard troubleshooting methods and procedures.

First Line support and problem resolution shall encompass, at a minimum, the following items:

  1. Identify source of the problem -- Applications vs. Environment
  2. Provide assistance on the products we are contracted to support by our Customers
  3. Obtain appropriate resources if outside our remote scope
  4. Provide installation assistance

___________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

     5. Answer configuration questions
     6. Answer "How do I" questions
     7. Diagnose and provide solutions for known bugs with fixes
     8. Properly document problem/symptoms for escalation if necessary


       1.  Maintain a record of all customer contacts
       2.  Incident recording and tracking
       3. Availability, updates, maintenance, and additions to customer specific knowledge directories.

        3.     Incident definition

   A Pcsupport.com incident is defined as a unique customer question asked through any medium: chat, email, phone, or self search of knowledge directories; closure of the incident may require multiple customer contacts.

        4.     Incident Routing

   We currently offer two stages of customer support. At the first stage technicians field all questions; any incident that is beyond their capability is immediately escalated to a second stage with one of our subject matter experts (SME).

        5.     Incident Resolution

   Given the resources at PCsupport.com's disposal (analyst expertise, Internet, Knowledge directories) we are able to maintain first contact resolution of [ + ] of the incidents related to the applications/environments as per the contract. One factor that contributes to lower first incident resolution is proper training and documentation for customer specific technology.

        6.     Capacity

   We maintain approximately [ + ] excess capacity to cover shifts and manpower utilization. We use scaling models for future growth based on customer forecasts. We have the ability to ramp up by approximately [ + ] eSupport Analysts per month per support location. We currently maintain three support contact centers located in Vancouver, British Columbia, Bangalore, India and Charlottetown, Prince Edward Island.

        7.     Chat Based Services

   PCsupport.com will maintain a chat acceptance time (time between chat request and acceptance by a technician) of [ + ] seconds but not exceeding [ + ] seconds. There

_______________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

are times when this time may be exceeded due to end user connection speed and Internet traffic. Chat based services are available 24x365. Uptime is estimated to be [ + ] (see Availability of Services).

     8.    Email Based Services

PCsupport.com's email based services offer response levels that range from [ + ] hours of receipt of the email, based on customer selected service levels. Email based services are available 24x365 with an estimated uptime of [+ ] uptime (see Availability of Services).

     9.    Availability of Services

PCsupport.com services will be available to any end user, on a best efforts basis by PCsupport.com, at an estimated [ + ] hours per week or more. Periodic scheduled maintenance may be performed. When the maintenance window is not required, services will be available for all member activities. Uptime for all services is estimated at [ + ].

     10.   Availability Exceptions:

        1. Service inaccessibility caused by the failure of facilities or communication network or which PCsupport.com has contracted a third party supplier to provide.
        2. Physical damage to the facility and/or equipment due to Act of God circumstance.

______________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

               11.   SLA Grid

         ----------------------------------------------------------

                  Measure                                             Standard
         ---------------------------------------------------------------------
          Days of Operation              Sunday through Saturday 365 days/year
         ---------------------------------------------------------------------
          Hours of Operation             24 hours a day
         ---------------------------------------------------------------------
          Availability of Services
         -------------------------------
          Incident Closure
         -------------------------------
          Staff Utilization
         -------------------------------
          Average Call Duration (Chat)
         -------------------------------
          Average Call Duration (Phone)          [ + ]
         -------------------------------
          First Contact Resolution
         -------------------------------
          Abandon Rate
         -------------------------------
          Service Level (Chat)
         -------------------------------
          Service Level (Phone)
         -------------------------------
          Service Level (Email)
         -------------------------------
          Customer Satisfaction
         ---------------------------------------------------------------------



_________________

+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.